SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 8, 2001
(Date of earliest event report):  January 4, 2001


                 ADVANTAGE MARKETING SYSTEMS, INC.
      (Exact Name of Registrant as Specified in its Charter)


     OKLAHOMA                001-13343               73-1323256
  (State or Other        (Commission File           (IRS Employer
  Jurisdiction of             Number)              Identification
 Incorporation or                                      Number)
   Organization)

 2601 N.W. Expressway, Suite 1210W, Oklahoma City, OK       73112
     (Address of Principal Executive Offices)           (Zip Code)


Registrant's telephone number, including area code:  (405)842-0131

ITEM 2.  Acquisition or Distribution of Assets

On January 4, 2001, Advantage Marketing Systems, Inc. and its wholly-owned acquisition subsidiary, LifeScience Technologies Holdings, Inc., signed a Purchase and Assignment Agreement, thereby acquiring all out-standing partnership and equity interests of LifeScience Technologies Holdings Limited Partnership, LifeScience Technologies Limited, LifeScience Technologies of Japan, LST Fulfillment Limited Partnership and LifeScience Technologies of Canada, Inc. (collectively, "LST") from Gus Holdings, Inc., RMS Limited Partnership and Life Science Technologies, Inc. (collectively, "Sellers"). Consideration paid and payable by AMS to Sellers consists of the following:

1.  $1 million cash paid at closing.

2. $500,000 promissory note, the principal amount of which will be increased or decreased by the amount the book value of the aggregate LST assets is greater or less than $1.5 million. AMS expects to verify the book value of the LST assets on or before January 15, 2001. The promissory note is to be paid in two equal installments, one on February 1, 2001 and the second on March 1, 2001. Interest will accrue at a rate of 7.5% per annum calculated on a 360-day year.

3. For sixty (60) months following the closing, a monthly payment equal to the greater of (a) 5% of the gross sales of LST Products (as defined in the Purchase and Assignment Agreement) during the calendar month preceding the month of payment, or (b) $41,666.67 (the "Installment Payment"). Prior to the payment of each Installment Payment, Sellers may elect to convert all or any portion of an Installment Payment into AMS common stock at a conversion rate of $3 per share. However, the Installment Payments cannot be converted into more than 860,000 shares of AMS common stock without the prior approval of the AMS shareholders.

The consideration paid by AMS was determined by its directors based on the value of LST's assets, proprietary products and potential future revenues.

All of LST's Florida and California staff, including its chief executive officer and its president, will remain with LST through transition of LST's operations to Oklahoma City.

Capital used for the purchase of LST comes from cash-on-hand and future revenues.

LST, comprised of privately-owned, direct-selling companies, markets a line of scientifically researched and designed products. It's organization, structure and operations are very similar to that of AMS and will allow expansion of available product lines for sale and distribution by all entities.

ITEM 7.  Financial Statements and Exhibits

   (a) and (b). Preparation of audited financial statments and pro forma financial statements, if any, for the acquired companies are in process and will be filed by amendment on or before the time permitted by this Item 7.

   (c).  Exhibits.

2.1     Purchase and Assignment Agreement by and among Advantage
       	Marketing Systems, Inc., Life Science Technologies Holdings, Inc., GHI Holdings, Inc., Life Science Technologies, Inc. and RMS Limited Partnership, dated as of January 3, 2001.

10.20 Promissory Note dated January 3, 2001, issued to RMS Limited Partnership by Advantage Marketing Systems, Inc., Life Science Technologies Holdings, Inc., Life Science Technologies Holdings Limited Partnership, Life Science Technologies Limited, Life Science Technologies of Japan, LST Fulfillment Limited Partnership.

10.21 Stock Option Agreement of Advantage Marketing Systems, Inc. dated January 3, 2001, among Advantage Marketing Systems, Inc., Life Science Technologies Holdings, Inc., GHI Holding, Inc., RMS Limited Partnership and Life Science Technologies, Inc.

99.1    Press Release dated January 8, 2001

                         SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                              ADVANTAGE MARKETING SYSTEMS, INC.

                                  DENNIS LONEY
                              By: Dennis Loney
                             			  Chief Operating Officer

Date:  January 8, 2001

                        EXHIBIT INDEX

Exhibit
No.    Description                  Method of Filing
------ -----------                  ----------------
2.1    Purchase and Assignment      Filed herewith electronically
       Agreement by and among
       Advantage Marketing
       Systems, Inc., Life Science
       Technologies Holdings, Inc.,
       GHI Holdings, Inc., Life
       Science Technologies, Inc.
       and RMS Limited Partner-
       ship, dated as of
       January 3, 2001

10.20  Promissory Note dated        Filed herewith electronically
       January 3, 2001, to RMS
       Limited Partnership by
       Advantage Marketing Systems,
       Inc., Life Science Technologies
       Holdings, Inc., Life Science
       Technologies Holdings Limited
       Partnership, Life Science
       Technologies Holdings, Inc.,
       Life Science Technologies of
       Japan and LST Fulfillment
       Limited Partnership

10.21  Stock Option Agreement of    Filed herewith electronically
       Advantage Marketing Systems, Inc.
       dated January 3, 2001

99.1   Press Release dated          Filed herewith electronically
       January 8, 2001